Exhibit 99.1

ICU Medical, Inc. Reports First Quarter 2012 Results
Revenue increased 5.7% to $75.5 million
Net income was $7.6 million, or $0.53 per diluted share
Operating cash flow totaled $18.3 million
Company reiterates FY 2012 guidance

SAN CLEMENTE, Calif.-April 16, 2012-ICU Medical, Inc., (Nasdaq: ICUI), a leader in the development, manufacture and sale of innovative medical devices used in infusion therapy, oncology and critical care applications, announced results for the first quarter ended March 31, 2012.
First quarter of 2012 revenue increased 5.7% to $75.5 million, compared to $71.5 million in the same period last year. Net income for the first quarter of 2012 was $7.6 million, or $0.53 per diluted share, as compared to net income of $8.1 million, or $0.57 per diluted share, for the first quarter of 2011.
Scott Lamb, ICU Medical's Chief Financial Officer, said, “Our revenue and profitability for the first quarter reflected robust growth in infusion therapy, standard oncology and TEGO products, offset by an expected decline in critical care. Our international sales were up 13.6%, while domestic sales grew 3.1% year over year, validating continued demand for our products worldwide.”
“Looking for the remainder of the year, we are confident that we will continue to benefit from our industry leading partnerships and products, as well as our strong balance sheet. We remain focused on expanding our market share in our target markets and delivering value to our shareholders,” concluded Mr. Lamb.
Revenues by market segment for the first quarter ended March 31, 2012 and 2011 were as follows:
The Company ended the first quarter with a healthy balance sheet. As of March 31, 2012, cash, cash equivalents and investment securities totaled $183.6 million and working capital was $250.6 million. Additionally, the Company generated operating cash flow of $18.3 million for the first quarter of 2012.
Fiscal Year 2012 Guidance
For the full fiscal year of 2012, management reaffirms its previously announced guidance and expects to generate revenue in the range of $318 million to $330 million, diluted earnings in the range of $2.45 to $2.70 per share, and operating cash flow in the range of $40 million to $50 million.
Conference Call
The Company will be conducting a conference call concerning its first quarter results today at 4:30 p.m. EDT (1:30 p.m. PDT). The call can be accessed at 800-936-9761, international 408-774-4587, conference ID 57949282 or by replay at 855-859-2056, international 404-537-3406, conference ID 57949282. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.
About ICU Medical, Inc.
ICU Medical, Inc. (Nasdaq: ICUI) develops, manufactures and sells innovative medical devices used in infusion therapy, oncology, and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections and protecting healthcare workers from exposure to infectious diseases or hazardous drugs. The Company's complete product line includes custom I.V. systems, closed delivery systems for hazardous drugs, needlefree I.V. connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California. For more information, visit the Company's website at www.icumed.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding the continued demand for the Company's products worldwide, the Company's benefiting from its industry leading partnerships, products and strong balance sheet, its focus on expanding the Company's market share in its target markets and delivering value to shareholders and the statements under the heading ''Fiscal Year 2012 Guidance.'' These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, increased competition from competitors, lack of continued growth or improving efficiencies and unexpected changes in the Company's arrangements with its largest customers. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2011. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Contact:

ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, LLC.
John F. Mills, Senior Managing Director
(310) 954-1105

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)

	March 31, 2012	December 31, 2011
	(unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$122,103	$99,590
Investment securities	61,482	60,395
Cash, cash equivalents and investment securities	183,585	159,985
Accounts receivable, net of allowance for doubtful accounts of $1,056 at March 31, 2012 and $1,293 at December 31, 2011	41,728	43,571
Inventories	37,290	40,423
Prepaid income taxes	3,677	5,589
Prepaid expenses and other current assets	5,913	6,759
Deferred income taxes	3,798	4,081
Total current assets	275,991	260,408

PROPERTY AND EQUIPMENT, net	83,183	83,048
GOODWILL	1,478	1,478
INTANGIBLE ASSETS, net	11,065	11,419
DEFERRED INCOME TAXES	4,767	4,759
	$376,484	$361,112
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,825	$13,251
Accrued liabilities	13,562	16,059
Total current liabilities	25,387	29,310
COMMITMENTS AND CONTINGENCIES	—	—
DEFERRED INCOME TAXES	7,127	7,144
INCOME TAX LIABILITY	4,081	4,081
STOCKHOLDERS' EQUITY:
Convertible preferred stock, $1.00 par value Authorized-500 shares; Issued and outstanding- none	—	—
Common stock, $0.10 par value - Authorized-80,000 shares; Issued 14,855 shares at March 31, 2012 and December 31, 2011, outstanding 14,117 shares at March 31, 2012 and 13,871 shares at December 31, 2011	1,486	1,486
Additional paid-in capital	58,106	56,796
Treasury stock, at cost - 738 shares at March 31, 2012 and 984 shares at December 31, 2011	(27,034)	(35,348)
Retained earnings	308,478	300,877
Accumulated other comprehensive loss	(1,147)	(3,234)
Total stockholders' equity	339,889	320,577
	$376,484	$361,112
______________________________________________________
(1) 12/31/2011 balances were derived from audited consolidated financial statements.

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Amounts in thousands, except per share data)
(Unaudited)

	Three months ended March 31,
	2012	2011
REVENUES:
Net sales	$75,383	$71,338
Other	128	133
TOTAL REVENUE	75,511	71,471
COST OF GOODS SOLD	40,546	36,845
Gross profit	34,965	34,626
OPERATING EXPENSES:
Selling, general and administrative	20,890	22,863
Research and development	2,693	2,052
Legal settlement	—	(2,500)
Total operating expenses	23,583	22,415
Income from operations	11,382	12,211
OTHER INCOME	135	403
Income before income taxes	11,517	12,614
PROVISION FOR INCOME TAXES	(3,916)	(4,541)
NET INCOME	$7,601	$8,073
NET INCOME PER SHARE
Basic	$0.54	$0.59
Diluted	$0.53	$0.57
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	13,956	13,692
Diluted	14,324	14,056

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(unaudited)

	Three months ended March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,601	$8,073
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,777	4,500
Provision for doubtful accounts	(263)	208
Provision for warranty and returns	312	—
Stock compensation	1,231	978
Loss on disposal of property and equipment	27	—
Bond premium amortization	357	19
Cash provided (used) by changes in operating assets and liabilities
Accounts receivable	1,931	5,085
Inventories	3,768	(6,186)
Prepaid expenses and other assets	898	(252)
Accounts payable	(1,610)	2,764
Accrued liabilities	(2,608)	(2,091)
Deferred revenue	—	(278)
Prepaid and deferred income taxes	1,915	2,347
Net cash provided by operating activities	18,336	15,167
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,632)	(4,942)
Proceeds from sale of asset	10	—
Intangible asset additions	(287)	—
Purchases of investment securities	(22,424)	(24,530)
Proceeds from sale of investment securities	21,442	3,304
Net cash used by investing activities	(4,891)	(26,168)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	5,684	1,027
Proceeds from employee stock purchase plan	1,081	909
Tax benefits from exercise of stock options	1,626	280
Purchase of treasury stock	—	—
Net cash provided by financing activities	8,391	2,216
Effect of exchange rate changes on cash	677	1,049
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	22,513	(7,736)
CASH AND CASH EQUIVALENTS, beginning of period	99,590	78,850
CASH AND CASH EQUIVALENTS, end of period	$122,103	$71,114

NON-CASH INVESTING ACTIVITIES
Accrued liabilities for property and equipment	$588	$—